                                                                     EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        MAXIM INTEGRATED PRODUCTS, INC.

     John F. Gifford and Michael J. Byrd each hereby certifies that:

     1. They are the President and Assistant Secretary, respectively, of Maxim Integrated Products, Inc. (the "Corporation"), a Delaware corporation, the original Restated Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on September 21, 1995.

     2. At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring that amendment to be advisable and directing that the amendment proposed be considered at the next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

     RESOLVED that the second and third sentences of Section A of Article FOURTH of the Restated Certificate of Incorporation of the Corporation are hereby amended to read in full as follows:

          "The total number of shares of all classes of stock which the Corporation has the authority to issue is 242,000,000 shares. The number of shares of Common Stock which the Corporation is authorized to issue is 240,000,000, and the number of shares of Preferred Stock which the Corporation is authorized to issue is 2,000,000."

     3. Thereafter, the annual meeting of stockholders of the Corporation was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware. At that annual meeting a vote of the stockholders entitled to vote thereon was taken for and against the proposed amendment. A majority of the outstanding Common Stock, being the only class of stock outstanding, entitled to vote thereon was voted in favor of the proposed amendment.

     4. This Certificate of Amendment of Restated Certificate of Incorporation has been duly adopted, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Restated Certificate of Incorporation this 3rd day of December, 1997.


                                                          /s/ JOHN F. GIFFORD
                                                      --------------------------
                                                      John F. Gifford, President

ATTEST:


       /s/ MICHAEL J. BYRD
------------------------------------
Michael J. Byrd, Assistant Secretary

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        MAXIM INTEGRATED PRODUCTS, INC.

     MAXIM INTEGRATED PRODUCTS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

     FIRST:

          (a) The present name of this corporation is Maxim Integrated Products, Inc.

          (b) The name under which this corporation was originally incorporated was Maxim Integrated Products, Inc. (Delaware).

          (c) The original Certificate of Incorporation of Maxim Integrated Products, Inc. (Delaware) was filed with the Secretary of State of the State of Delaware on August 19, 1987.

     SECOND: The Restated Certificate of Incorporation of Maxim Integrated Products, Inc. in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware by the directors of the Corporation.

     THIRD: The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate.

     FOURTH: The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and hereby incorporated by reference.

     IN WITNESS WHEREOF, Maxim Integrated Products, Inc. has caused this Certificate to be signed by John F. Gifford, its President, this 20th day of September, 1995.


                                                 MAXIM INTEGRATED PRODUCTS, INC.

                                                 By:  /s/ JOHN F. GIFFORD
                                                    ---------------------------
                                                     John F. Gifford, President

                                   EXHIBIT A

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        MAXIM INTEGRATED PRODUCTS, INC.


     FIRST: The name of the corporation (hereinafter called the "Corporation") is MAXIM INTEGRATED PRODUCTS, INC.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, and the name or the registered agent of the Corporation in the State of Delaware at such address as the United States Corporation Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:

     A. The Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock", and referred to herein as Common Stock and either Preferred Stock or Preferred Shares, respectively. The total number of shares of all classes of stock which the Corporation has the authority to issue is 62,000,000 shares. The number of shares of Common Stock which the Corporation is authorized to issue is 60,000,000, and the number of shares of Preferred Stock which the Corporation is authorized to issue is 2,000,000. Each share of Common stock shall have a par value of $0.001, and each share of Preferred Stock shall have a par value of $0.001.

     B. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series, then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to adopt, amend, repeal or otherwise alter the bylaws without any action on the part of the stockholders; provided, however, that any bylaws made by the Board of Directors and any and all powers conferred by any of said bylaws may be amended, altered or repealed by the stockholders.

     SIXTH: A director of the Corporation shall, to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

     SEVENTH:

     (a)  Vote Required for Certain Business Combinations.

          (1) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph (b) of this Article Seventh:

               (i) any merger or consolidation of this Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

              (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of this Corporation or any Subsidiary having an aggregate Fair Market Value equal to or greater than 10% of the Corporation's assets as set forth on the Corporation's most recent audited, consolidated financial statements filed with the Securities and Exchange Commission; or

             (iii) the adoption of any plan or proposal for the liquidation or dissolution of this Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

              (iv) any reclassification of securities (including any reverse stock split) or recapitalization of this Corporation, or any merger or consolidation of this Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate shares of the outstanding shares of any class of equity or convertible securities of this Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may


                                       2.

be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          (2) Definition of "Business Combination." The term "Business Combination" as used in this Article Seventh shall mean any transaction which is referred to in any one or more clauses (i) through (iv) or subparagraph (1) of this paragraph (a).

     (b) When Higher Vote is Not Required. The provisions of paragraph (a) of this Article Seventh shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all of the conditions specified in either of the following subparagraphs (b)(1) or (b)(2) are met:

          (1) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

          (2) Price and Procedure Requirements. All of the following conditions shall have been met:

               (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                    (A) (if applicable) the highest per share price paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                    (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article Seventh as the "Determination Date"), whichever is higher.

               (ii) The aggregate amount of the cash and the Fair Market Value as of the date of consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph
(b)(2)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                       3.

                    (A) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation; and

                    (C) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

               (iii) The consideration to be received by holders of any particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with subparagraphs (b)(2)(i) and (b)(2)(ii) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

               (iv) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to public stockholders of this corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     (c)    Certain Definitions. For the purposes of this Article Seventh:

          (1) A "person" shall mean any individual, firm, corporation or other entity.

          (2) "Interested Stockholder" shall mean any person (other than this Corporation or any Subsidiary) who or which:

               (i) is the beneficial owner, directly or indirectly, of more than 20% of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving public offering within the meaning of the Securities Act of 1933.

                                       4.

          (3) A person shall be a "beneficial owner" of any Voting Stock:

               (i) that such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) that such person or any of its Affiliates or Associates has
(A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to an agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tender securities are accepted for purchase; of (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of any security of the agreement, arrangement or understanding to vote such security (I) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (II) is not also then reportable on Schedule 13D under the Exchange Act (or a comparable or successor report); or

               (iii) that are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent permitted by the proviso of subparagraph
(c)(3)(ii)(B) above) or disposing of any shares of Voting Stock.

          (4) For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (c)(2), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c)(3), but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights warrants or options, or otherwise.

          (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on August 15, 1987.

          (6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (c)(2), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly by this Corporation.

          (7) "Disinterested Director" means any member of the Board of Directors of this Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder


                                       5.

and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

          (8) "Fair Market Value" means: (i) in the case of stock, the average of the closing sale prices during the 10-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if the stock is not listed on any such exchange but is listed as a National Market System stock in the National Association of Securities Dealers, Inc. Automated Quotation System, as reported in that National Market System, if such stock is not listed on any such exchange or reported in such system the average of the closing bid quotations with respect to a share of such stock during the 10-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

          (9) In the event of any Business Combination in which the corporation survives, the phase "consideration other than cash to be received" as used in subparagraphs (b)(2)(i) and (ii) of this Article Seventh shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     (d) Powers of the Board of Directors. A majority of the Disinterested Directors of this Corporation shall have the power and duty to determine for the purposes of this Article Seventh on the basis of information known to them after reasonable inquiry (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) the Fair Market Value of the assets that are the subject of any Business Combination. A majority of the Disinterested Directors of this Corporation shall have the further power to interpret all of the terms and provisions of this Article Seventh.

     (e) No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article Seventh shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     (f) Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of this corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the bylaws of this Corporation), the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article Seventh.

                                       6.

     EIGHTH: At all elections of directors of the Corporation, each holder of shares of the Corporation's stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.



                                       7.